EXHIBIT 10.3

Sarepta Therapeutics, Inc. 2014 Employment Commencement Incentive Plan

Schedule – Japan Sub-Plan

This Schedule applies to any Award that is made to an employee of Sarepta Therapeutics K.K. who has not previously been an Employee or Director of Sarepta Therapeutics K.K., the Company or a Subsidiary, or who is commencing employment with Sarepta Therapeutics K.K. following a bona fide period of non-employment by Sarepta Therapeutics K.K., the Company or a Subsidiary (“Japan Participants”) under the Sarepta Therapeutics, Inc. 2014 Employment Commencement Incentive Plan (the “2014 Plan”).

The 2014 Plan, as amended by the provisions of this Schedule, so as to comply with the provisions of Japanese law, shall be referred to as the “Japan Sub-Plan”.  This Schedule shall be construed and operated with that intention.  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the 2014 Plan.  In the event of any conflict between the 2014 Plan and the Japan Sub-Plan, the provisions of the Japan Sub-Plan shall prevail.

1.	Definition of “Company”

For the avoidance of doubt and notwithstanding any other provision of the 2014 Plan, the definition of the “Company” includes Sarepta Therapeutics K.K.

2.	Awards to be offered to Japan Participants

Within the definition of an Award under the 2014 Plan, only Options and Restricted Stock Units (“RSUs”) will be offered to Japan Participants.

3.	Options

The Options will be subject to the terms and conditions, including but not limited to vesting, under the 2014 Plan and Sarepta’s form of Stock Option Award Agreement under the 2014 Plan.

4.	RSUs

The RSUs will be subject to the terms and conditions under the 2014 Plan and Sarepta’s form of Restricted Stock Unit Award Agreement under the 2014 Plan.

Without derogating from Section 15(b) of the 2014 Plan, upon settlement in respect of any vested RSUs, a Japan Participant will be deemed to agree, acknowledge and authorize Sarepta to sell a sufficient number of shares otherwise deliverable to such Japan Participant through such means as it may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld to satisfy all of Sarepta’s (or any subsidiary’s) tax withholding obligations under federal, state, local, foreign or provincial law, not to exceed the Japan Participant’s estimated minimum federal, state and local tax obligations attributable to the RSUs, unless and until the Japan Participant remits to Sarepta (or, if applicable, any subsidiary) an amount in cash or by check sufficient to cover any such tax withholding obligations of Sarepta (or, if applicable, any subsidiary), or the Japan Participant has made other arrangements satisfactory to Sarepta. Nothing herein may be construed as relieving any Japan Participant of any liability for satisfying his or her tax obligations and he or she agrees and acknowledges that the ultimate liability for all taxes related to the RSUs and his or her participation in the 2014 Plan is and remains the sole responsibility of the Japan Participant and that his or her actual tax obligations may exceed the amount, if any, withheld by Sarepta or its subsidiaries.

EXHIBIT 10.3

5.	Awards Not Wages, Salary or Bonus

The Awards are in no respect part of a Japan Participant’s wages, salary or bonus (“Employee Compensation”), but are rather incentive awards, above and beyond his or her Employee Compensation and are granted at the total discretion of the Company.

6.	Shares Not Registered in Japan

None of the Options or Restricted Stock Units are listed on any stock exchange in Japan, nor registered with any securities exchange in Japan. There was no requirement in the past to file any securities registration statement in Japan.

7.	Payments for Awards

All payments made by a Japan Participant for or in relation to the Awards are pre-payments for the Awards, and not savings.  No deductions shall be made from Employee Compensation in order to pay for any of the Awards.

8.	Restrictions on Transfers

Notwithstanding Section 13 of the 2014 Plan, Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed in any manner unless all (but not part) of the Options are transferred to a single person or a single legal entity under a single transfer by will or by the laws of descent or distribution.